Exhibit 10.1
Summary of the Sale & Purchase Agreement
The structure of the Sale and Purchase Agreement (the “Agreement”) is such that Sun New Media Inc. (“SNMI”) will transfer assets into Sun TV Shop Ltd (the “Target Company”), a BVI company, and then sell its ownership in the Target Company to Sun TV Shop PLC (the “Purchaser”), an AIM-listed company.
1.	At the time of the execution of the Agreement, SNMI holds 25 shares, or a 5.5% stake in the Target Company.
2.	In consideration for the sale of 25 shares in the Target Company, SNMI will receive 32,633,233 new-issued common stock of the Purchaser.
3.	One of the conditions precedent to the Agreement is that SNMI shall transfer its assets into the legal ownership or control of the Target Company. SNMI shall then transfer its ownership of the Target Company to the Purchaser before the completion of the Agreement.
4.	Other conditions precedent to the Agreement include:
a)	The shares must be admitted to trading on the AIM;

b)	The execution and delivery of supplementary agreement and documents, including: the Lock-in Agreement, the Master Transfer Agreement, the Process Agent Letter, the Escrow Agreement, the Service Agreements, the Letters of Appointment, the New Media Contracts and the Network Agreement; and

c)	There must be no material adverse change or breach of warranties;
5.	Bruno Wu, Ricky Ang, and Matthew Burr will be appointed as Directors of the Board of the Purchaser;

6.	According to a restrictive covenant clause in the Agreement, SNMI will be prohibited for one year from engaging in any business/product that:
a)	Uses an online “exchange” model except between media inventory/availability and media products/services; and
b)	Generates online advertising revenue (this restriction is not applicable to Global Woman Multimedia)
7.	All shares and warrants shall be escrowed in compliance with the Escrow Agreement between SNMI and the Purchaser. 50% of the shares and warrants shall be escrowed on the first anniversary of the Agreement, the remaining 50% on the Second Anniversary of the Agreement, if no claims of the Purchaser arise according to the Agreements.
8.	The Agreement is governed by English law.